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Exhibit 3.13

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF LIMITED PARTNERSHIP
OF
EXCO OPERATING, LP

        The undersigned, desiring to amend the Certificate of Limited Partnership of EXCO Operating, LP pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

        FIRST: The name of the Limited Partnership is EXCO Operating, LP.

        SECOND: Article 4 of the Certificate of Limited Partnership shall be deleted in its entirety and replaced with the following:

"4.	General Partner:
	Name:	EXCO Investments II, LLC
	Mailing Address:	6500 Greenville Avenue Suite 600 Dallas, Texas 75206"

        IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 31st day of July, 2001.

EXCO OPERATING, LP, a Delaware limited partnership
By:	EXCO Investments II, LLC, a Delaware limited liability company, its general partner
By:	/s/ RICHARD E. MILLER Richard E. Miller, Manager

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  Exhibit 3.13
CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF LIMITED PARTNERSHIP OF EXCO OPERATING, LP